Exhibit 23

Coopers & Lybrand L.L.P.


                  CONSENT OF COOPERS & LYBRAND L.L.P.

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087,
      33-50194, 33-50238, 33-54304, 33-54344, 33-54348, 33-54275, 33-54283,
      33-54735, 33-54737, 33-55487, 33-56785, 33-58255, 33-58785, 33-58861,
      33-61107, 33-62227, 33-64605, and 33-64607 on Form S-8, and 2-42133,
      33-32641, 33-40638, 33-43085, 33-55474, 33-55171 and 33-64247 on
      Form S-3

We consent to the incorporation by reference in the above Registration Statements of our report dated January 26, 1996 to the Board of Directors and Stockholders of Ford Motor Company which is included in this Annual Report on Form 10-K.


/s/Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan 48243
March 18, 1996